Exhibit 10.30

First Amendment Loan Agreement

This First Amendment to Loan Agreement (this “Amendment”) is entered into as of January 29, 2019, by J.V.B. FINANCIAL GROUP, LLC, a Delaware limited liability company (“Borrower”), J.V.B. FINANCIAL GROUP HOLDINGS, LP, a Delaware limited partnership (“Holdings LP”), C&CO/PRINCERIDGE PARTNERS LLC, a Delaware limited liability company (“C&CO”), COHEN & COMPANY, LLC, a Delaware limited liability company (“Operating LLC”), COHEN & COMPANY INC., a Maryland corporation (“Parent” and together with Holdings LP and Operating LLC, each a “Corporate Guarantor” and collectively, the “Corporate Guarantors”, and the Corporate Guarantors together with the Borrower and C&CO, each an “Obligor” and collectively, the “Obligors”), and MB Financial Bank, N.A. (“Lender”), with reference to the following facts:

A.The Obligors and Lender entered into a certain Loan Agreement dated as of April 25, 2018 (the “Loan Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Loan Agreement.

B.The parties hereto desire to amend the Loan Agreement in accordance with the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1.Amendments to Loan Agreement.

Subject to the satisfaction of the conditions precedent set forth in Section 2, the Loan Agreement is amended as follows:

1.1. The following definition is added to Section 1.1 of the Loan Agreement as follows:

“Consolidated Subsidiary” means any non-recourse special purpose entity Subsidiary of Borrower that is (i) created by Borrower for the purpose of accumulating financial assets for subsequent securitization and (ii) consolidated into Borrower in accordance with GAAP.”

1.2. The following definition is added to Section 1.1 of the Loan Agreement as follows:

“FINRA Loan Facility” means that certain subordinated revolving credit facility in the maximum aggregate amount of $17,500,000 (the “FINRA Loan”) contemplated by Lender and Borrower in accordance with Appendix D of Rule 15c3-1 of the Securities Exchange Act of 1934, as approved by FINRA, to be used by Borrower to meet or exceed its regulatory capital requirements and for other general corporate purposes.”

1.3. The definition of “Funded Indebtedness” in Section 1.1 is amended and restated in its entirety, as follows:

“Funded Indebtedness” means all Indebtedness due and owing to Lender by Borrower under the Note and FINRA Loan Facility less the amount of any assets held in the Collateral Account subject to a control agreement in favor of the Lender.”

1.4. Section 1.1 of the Loan Agreement is amended to delete the definitions of “Maximum Commitment” and “Minimum Commitment” in their entirety.
1.5. The definition of “Termination Date” in Section 1.1 is amended and restated in its entirety, as follows:

“Termination Date” shall mean April 10, 2021, or such earlier date on which the Commitments are terminated in whole pursuant to Section 7.1 or otherwise under this Agreement.”

1.6. The definition of “Third Party Debt” in Section 1.1 is amended and restated in its entirety, as follows:

“Third Party Debt” means that certain Debt evidenced by the following (as amended from time to time):  (i) Convertible Senior Secured Promissory Note, dated March 10, 2017, issued by Operating LLC (formerly known as IFMI, LLC) to the DGC Family Fintech Trust in the aggregate principal amount of $15,000,000, together with that certain Securities Purchase Agreement, dated as of March 10, 2017, by and among Operating LLC (formerly known as IFMI, LLC), the DGC Family Fintech Trust, a trust established by Daniel G. Cohen, and solely with respect to certain provisions thereof, Parent (formerly known as Institutional Financial Markets, Inc.), and the related Pledge Agreement, dated as of March 10, 2017, by and among Operating LLC (formerly known as IFMI, LLC), in favor of the DGC Family Fintech Trust; (ii) Convertible Senior Secured Promissory Note, dated August 28, 2015, issued by Parent to the Edward E. Cohen IRA in the aggregate principal amount of $4,385,628 (formerly that certain Convertible Senior Secured Promissory Note, dated September 25, 2013, issued by Parent to Mead Park Capital Partners LLC in the aggregate principal amount of $2,923,755, and that certain Convertible Senior Secured Promissory Note, dated September 25, 2013, issued by Parent to Mead Park Capital Partners LLC in the aggregate principal amount of $1,461,873 (collectively, the “Mead Park Notes”); (iii) Convertible Senior Secured Promissory Note, dated September 25, 2013, issued by Parent to EBC 2013 Family Trust in the aggregate principal amount of $2,400,000; (iv) Junior Subordinated Note due 2037, dated June 25, 2007, issued by Parent (formerly known as Alesco Financial Inc.) in the aggregate principal amount of $28,995,000; (v) Junior Subordinated Note due 2035, dated March 15, 2005, issued by Parent (formerly known as Sunset Financial Resources, Inc.) to JPMorgan Chase Bank, N.A., as Property Trustee of Sunset Financial Statutory Trust I, in the aggregate principal amount of $20,619,000; (vi) Investment Agreement, dated October 3, 2016, by and between Operating LLC (formerly known as IFMI, LLC) and JKD Capital Partners I LTD (pursuant to which, among other things, JKD Capital Partners I LTD agreed to invest up to $12,000,000 into Operating LLC) (the “JKD Investment Agreement”); (vii) Investment Agreement, dated September 29, 2016, by and between Operating LLC and Cohen Bros. Financial LLC Trust (pursuant to which, among other things, Cohen Bros.

Financial LLC invested $8,000,000 into Operating LLC); and (viii) Investment Agreement dated September 29, 2016, by and between Operating LLC and The DGC Family Fintech Trust (pursuant to which, among other things, The DGC Family Fintech Trust invested $2,000,000 into Operating LLC).”

1.7. Section 2.1 of the Loan Agreement is amended and restated in its entirety, as follows:

“2.1  Commitment.  Subject to the terms and conditions of this Agreement and the other Financing Agreements, and in reliance upon the representations and warranties of the Obligors set forth herein and in the other Financing Agreements, Lender agrees to make one or more loans (each a “Loan” and collectively, the “Loans”) at such times as the Borrower may from time to time request until, but not including, the Termination Date, and in such amounts as the Borrower may from time to time request, provided, that the aggregate principal balance of all Loans outstanding at any time shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000), and further provided, that prior to disbursement of such Loans, (i) a Corporate Guarantor or its Affiliate, as determined by Borrower and reasonably acceptable to Lender, shall first deposit into the Collateral Account an amount in cash equal to at least 100% of the amount of the Loans in increments of Two Million Five Hundred Thousand Dollars ($2,500,000) or (ii) a Corporate Guarantor or its Affiliate, as determined by Borrower and reasonably acceptable to Lender, shall first pledge an amount of short-term (that is, having a term of maturity not to exceed two (2) years) U.S. Treasury Notes in the aggregate principal amount equal to 110% of the amount the Loans, to be held in the Collateral Account, in each case to secure the repayment of the Loans, which amounts held in the Collateral Account shall be released (in whole or in part, as applicable, and on a pro rata basis subject to the required percentage threshold referenced above) and such pledge shall terminate (in whole or in part, as applicable, and on a pro rata basis subject to the required percentage threshold referenced above) if and when, and to the extent that and so long as, the Loans are repaid (collectively, the “Commitment”).  The Loans made by Lender may be repaid and, subject to the terms and conditions hereof, including, without limitation, the provisions of the preceding sentence, borrowed again up to, but not including, the Termination Date unless the Loans are otherwise accelerated, terminated or extended as provided in this Agreement.  The Loans shall be used by the Borrower for working capital purposes and general liquidity of the Borrower.  The Collateral Account and pledge referenced in clause (i) and (ii) above including, without limitation, the term and provisions thereof and documentation relating thereto, shall be in all respects reasonably acceptable to Lender.”

1.8. Section 2.4(b) of the Loan Agreement is amended and restated in its entirety as follows:

“(b)  Unused Facility Fee.  Borrower shall pay to Lender a nonrefundable quarterly non-usage fee equal to the daily unborrowed portion of the Commitment (the “Non-Use Fee”).  For purposes of the foregoing, the unborrowed portion of the Commitment for any given day will be an amount equal to the result of: (i) the amount of the Commitment; minus (ii) the sum of the aggregate principal amount of all Loans outstanding; in each case determined as of the end of such day. The Non-Use Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days at a rate per annum equal to 0.50%. The accrued unpaid non-usage fee shall be payable quarterly beginning on June 30, 2018, and on the last day of each September,

December, March and June thereafter prior to the Termination Date, with any outstanding unpaid amount due upon the Termination Date.”

1.9. Section 6.2 of the Loan Agreement is amended to add the following additional Section 6.2(k):

“(k)  any Indebtedness in accordance with the terms and conditions of the FINRA Loan Facility.”

1.10. Section 6.5(g) of the Loan Agreement is amended and restated in its entirety as follows:

“(g)  additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof; provided, that the sum of such loans, advances and/or investments contemplated by this Section 6.5(g),  Section 6.5(h),  Section 6.2(e) and Section 6.2(f), in the aggregate, shall not at any time exceed $7,500,000 (the “Additional Loan and Investment Cap”); provided, that so long as no Default has occurred and is continuing, the Additional Loan and Investment Cap shall increase to $10,000,000 beginning on December 31, 2018, and thereafter;”

1.11. Section 6.5(h) of the Loan Agreement is amended and restated in its entirety as follows:

“(h)  any creation of or investment in any Consolidated Subsidiary; provided that any investments in a Consolidated Subsidiary shall be included in and governed by the Additional Loan and Investment Cap, and Borrower or Holdings LP shall give the Lender written notice of the creation of any Consolidated Subsidiary no later than ten (10) days after formation together with copies of its Governing Documents and such other documentation as Lender may reasonably request; and”

1.12. Section 6.5 of the Loan Agreement is amended to add the following additional Section 6.5(i):

“(i)  without duplication, investments constituting Indebtedness permitted under Section6.2.”

1.13. Section 6.13 of the Loan Agreement is amended and restated in its entirety as follows:

“6.13Subsidiaries.  Borrower and Holdings LP, jointly and severally, each covenants and agrees that, so long as Lender shall have any Commitment hereunder, or the Loans or other Liabilities (other than contingent obligations with respect to which no express indemnification claim has been made) shall remain unpaid or unsatisfied, Borrower and Holdings LP shall not directly or indirectly, form, acquire or permit to exist any Subsidiaries without Lender’s prior written consent which consent shall not be unreasonably withheld or delayed; provided, that Borrower shall be permitted to create or invest in any Consolidated Subsidiary in accordance with the terms and conditions of Sections 6.5(g) and (h).”

1.14. Section 7.1(q) of the Loan Agreement is amended and restated in its entirety as follows:

“(q)  the occurrence of any breach, default or event of default under or with respect to the (i) BONY Credit Agreement, (ii) any Indebtedness set forth on Schedule 6.2, (iii) any Third Party Debt, or (iv) the FINRA Loan Facility.”

1.15. For purposes of Sections 5, 6 and 7 of the Loan Agreement, the parties agree that the phrase “any Commitment hereunder” as used in such sections as a condition of the obligations of any Obligor shall be deemed to include both the Commitment and the “Loan Commitment” as such term is defined under the FINRA Loan Facility, such that so long as the Commitment exists under the Loan Agreement or the “Loan Commitment” exists under the FINRA Loan Facility, Obligors shall be bound by the obligations of Sections 5, 6 and 7 under the Loan Agreement to the extent such obligations are conditioned by the existence of “any Commitment hereunder” under the Loan Agreement.

1.16. Exhibit A to the Loan Agreement is amended and restated in its entirety in accordance with Exhibit A attached to this Amendment, which shall amend and restate the Note contemplated under Section 2.8 of the Loan Agreement.

Section 2.Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. Obligors shall have executed and delivered this Amendment.
2.2. Lender shall have received the following documents and agreements, each in form and substance satisfactory to Lender and duly executed by the appropriate parties where applicable:
a. the Note attached as Exhibit A;
b. evidence of good standing of each of the Obligors from the office of the secretary of state of its state of organization;
c. closing certificates as requested by Lender; and
d. other documents listed on any document checklist and such other diligence, approvals, agreements, instruments or materials as Lender may request on or prior to closing.

2.3. No material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Obligors from that reflected on the Obligors’ most recent financial statements delivered to the Lender.

Section 3.Representations.

In order to induce Lender to execute and deliver this Amendment, each Obligor hereby represents to Lender that (a) the representations and warranties set forth in Section 4 of the Loan

Agreement are true and correct in all material respects, (b) each Obligor is in compliance with the terms and conditions of the Loan Agreement and no Default or Event of Default has occurred and is continuing under the Loan Agreement or shall result after giving effect to this Amendment, and (c) the copies of each Obligor’s Governing Documents (with all amendments thereto) as certified by the Obligors remain true and complete, and there has been no change in such documents since last delivered to the Lender.

Section 4.Miscellaneous.

4.1.Except as specifically amended herein, the Loan Agreement shall continue in full force and effect in accordance with its original terms and shall be unaffected by this Amendment.  Reference to this specific Amendment need not be made in the Loan Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

4.2.Borrower agrees to pay on demand all costs and expenses of or incurred by the Lender in connection with the preparation, execution and delivery of this Amendment, including the fees and expenses of Lender’s counsel.

4.3Headings.  The sections and other headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

4.4Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Obligors and the Lender and their respective heirs, successors and permitted assigns.

4.5.This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to its conflicts of law principles or the conflicts of law principles of any other state in either case that would result in the application of the laws of any other state.

[Signature Page Follows]

This First Amendment to Loan Agreement is made as of the date and year first above written.

Borrower:
J.V.B. FINANCIAL GROUP, LLC By:/s/ Douglas Listman Name:Douglas Listman Title:Chief Financial Officer
Corporate Guarantors:
J.V.B. FINANCIAL GROUP HOLDINGS, LP By: /s/ Joseph W. Pooler, Jr. Name:Joseph W. Pooler, Jr. Title:Chief Financial Officer
COHEN & COMPANY, LLC By: /s/ Joseph W. Pooler, Jr. Name:Joseph W. Pooler, Jr. Title:Executive Vice President, Chief Financial Officer and Treasurer
COHEN & COMPANY INC. By: /s/ Joseph W. Pooler, Jr. Name:Joseph W. Pooler, Jr. Title:Executive Vice President, Chief Financial Officer and Treasurer
C&CO:
C&CO/PRINCERIDGE PARTNERS LLC By: /s/ Joseph W. Pooler, Jr. Name:Joseph W. Pooler, Jr. Title:Chief Financial Officer

[Obligor Signature Page to First Amendment to Loan Agreement]

LENDER:
MB FINANCIAL BANK, N.A. By: /s/ Scott Mier Name: Scott Mier Title: Senior Vice President

[Lender Signature Page to First Amendment to Loan Agreement

Exhibit A

Note

See attached.

AMENDED AND RESTATED NOTE
$7,500,000.00	Chicago, Illinois
January 22, 2019

FOR VALUE RECEIVED, the undersigned, J.V.B. FINANCIAL GROUP, LLC, a Delaware limited liability company (“Borrower”), hereby unconditionally promises to pay to the order of MB FINANCIAL BANK, N.A. (“Lender”), located at 800 West Madison Street, Chicago, Illinois 60607, on or before April 10, 2021, in accordance with the provisions of the Loan Agreement dated as of April 25, 2018, as amended by that certain First Amendment to Loan Agreement of even date, by and among Borrower, J.V.B. Financial Group Holdings, LP, a Delaware limited partnership, C&CO/PrinceRidge Partners LLC, a Delaware limited liability company, Cohen & Company, LLC, a Delaware limited liability company, Cohen & Company Inc., a Maryland corporation, and Lender (as amended, modified or supplemented from time to time, the “Loan Agreement”), in lawful money of the United States of America and in immediately available funds, the maximum sum available of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00) or such lesser sum outstanding from time to time as is indicated on the Lender’s records and in accordance with the terms and conditions of the Loan Agreement. All terms which are capitalized and used in this Note (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

Borrower further promises to pay at said office principal and interest on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

If any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement.

Notwithstanding any provision to the contrary contained herein or in the Loan Agreement, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Note (“Excess Interest”). Borrower will not be obligated to pay any Excess Interest and any Excess Interest that is paid or collected will be returned or credited to Borrower as provided under the Loan Agreement.

Upon the occurrence and during the continuance of a Default, or as otherwise provided in the Loan Agreement, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement) (a) be declared, and thereupon immediately shall become, due and payable, or (b) become automatically due and payable. Without limiting the forgoing, this Note shall be immediately due and payable upon the Termination Date.

Borrower, and all endorsers and other persons obligated hereon, hereby waives presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including attorneys’ fees and expenses in accordance with the terms and conditions of the Loan Agreement.

This Note is secured by, and entitled to the benefits of, the Financing Agreements, including, but not limited to, one or more Guaranties and a Security Agreement executed by certain Guarantors from time to time. Reference is made to such Security Agreement for a statement concerning the collateral subject to such Security Agreement and terms and conditions governing the collateral security for the obligations of Borrower hereunder, and reference is made to such Guaranties for statements concerning the terms and conditions governing such guaranty of the obligations of Borrower hereunder.

This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

This Amended and Restated Note is an amendment and restatement of, but not repayment of, that certain Note dated April 25, 2018, in the original principal amount of $25,000,000, and does not and shall not be deemed to constitute a novation therefor.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, this Amended and Restated Note has been executed as of the date first set forth above.

J.V.B. FINANCIAL GROUP, LLC By:______________________________________________ Name: Title:

[Signature Page to Amended and Restated Note]